Exhibit 4.2

CHIASMA, INC.

AMENDED AND RESTATED

INVESTOR RIGHTS AGREEMENT

This Amended and Restated Investor Rights Agreement (this “Agreement”), dated as of December 16, 2014, is entered into by and among Chiasma, Inc., a Delaware corporation (the “Company”), the individuals and entities listed on Exhibit A attached hereto (the “Purchasers”), the individuals and entities listed on Exhibit B attached hereto (the “Existing Preferred Stockholders”), and the individuals and entities listed on Exhibit C attached hereto (the “Common Stockholders”).

Recitals

WHEREAS, certain of the Purchasers, Existing Preferred Stockholders and Common Stockholders are parties to that certain Amended and Restated Investor Rights Agreement (as amended, the “Prior Agreement”), dated as of July 11, 2012, by and among the Company and the other parties named therein, and the Company and such stockholders desire to amend and restate the Prior Agreement in its entirety;

WHEREAS, certain of the Purchasers, as a condition precedent to their purchase of shares of the Company’s Series E Convertible Preferred Stock, $0.01 par value per share (“Series E Preferred Stock”), under the terms of the Series E Convertible Preferred Stock Purchase Agreement of even date herewith (the “Purchase Agreement”), have required that the parties hereto enter into this Agreement; and

WHEREAS, the Company and the Stockholders (as defined below) desire to provide for certain arrangements with respect to (i) the registration of shares of capital stock of the Company under the Securities Act (as defined below), (ii) certain Purchasers’ right of first refusal with respect to certain issuances of securities of the Company and (iii) certain covenants of the Company.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, the parties to this Agreement agree that the Prior Agreement shall be amended and restated in its entirety to read as follows:

1.	Certain Definitions.

As used in this Agreement, the following terms shall have the following respective meanings:

“Affiliated Party” means, with respect to any Purchaser or Existing Preferred Stockholder, any person or entity which, directly or indirectly, controls, is controlled by or is under common control with such Purchaser or Existing Preferred Stockholder, including, without limitation, any general partner, officer or director of such Purchaser or Existing Preferred Stockholder and any venture capital fund now or hereafter existing which is controlled by one or more general partners of, or shares the same management company as, such Purchaser or Existing Preferred Stockholder.

“Available Undersubscription Amount” means the difference between the total of all of the Basic Amounts available for purchase by Qualified Purchasers pursuant to Section 3.1 and the Basic Amounts subscribed for pursuant to Section 3.1.

“Basic Amount” means, with respect to a Qualified Purchaser, its pro rata portion of the Offered Securities determined by multiplying the number of Offered Securities by a fraction, the numerator of which is the aggregate number of shares of Common Stock issuable upon conversion of the shares of Series C’ Preferred Stock, Series D’ Preferred Stock or Series E Preferred Stock then held by such Qualified Purchaser, and the denominator of which is the total number of shares of Common Stock issuable upon conversion of the shares of Series C’ Preferred Stock, Series D’ Preferred Stock or Series E Preferred Stock then held by all Qualified Purchasers.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

“Common Stock” means the common stock, $0.01 par value per share, of the Company.

“Company” has the meaning ascribed to it in the introductory paragraph hereto.

“Company Sale” means: (a) a merger or consolidation in which (i) the Company is a constituent party, or (ii) a Company Subsidiary is a constituent party and the Company issues shares of its capital stock pursuant to such merger or consolidation, except in the case of either clause (i) or (ii) any such merger or consolidation involving the Company or a Company Subsidiary in which the shares of capital stock of the Company outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock which represent, immediately following such merger or consolidation, more than 50% by voting power of the capital stock of (A) the surviving or resulting corporation or (B) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; (b) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or a Company Subsidiary of all or substantially all the assets of the Company and the Company Subsidiaries taken as a whole (except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned Company Subsidiary); or (c) the sale or transfer, in a single transaction or series of related transactions, by the stockholders of the Company of more than 50% by voting power of the then-outstanding capital stock of the Company to any person or entity or group of affiliated persons or entities.

“Company Subsidiary” means any corporation, partnership, trust, limited liability company or other non-corporate business enterprise in which the Company (or another Company Subsidiary) holds stock or other ownership interests representing (a) more than 50% of the voting power of all outstanding stock or ownership interests of such entity or (b) the right to receive more than 50% of the net assets of such entity available for distribution to the holders of outstanding stock or ownership interests upon a liquidation or dissolution of such entity.

“Confidential Information” means any information that is labeled as confidential, proprietary or secret which a Stockholder obtains from the Company or a Company Subsidiary pursuant to financial statements, reports and other materials provided by the Company or a Company Subsidiary to such Stockholder pursuant to this Agreement or pursuant to visitation or inspection rights granted hereunder or otherwise.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

“Existing Preferred Stockholder” has the meaning ascribed to it in the introductory paragraph hereto, provided that the individuals and entities listed on Exhibit B attached hereto shall not have any of the rights of, or be entitled to any of the benefits provided to, an Existing Preferred Stockholder hereunder unless such individual or entity owns Shares (but shall nevertheless be subject to the obligations hereunder).

“Holder” means a holder of Registrable Shares who is a party to this Agreement.

“Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of a natural person referred to herein.

“Indemnified Party” means a party entitled to indemnification pursuant to Section 2.5.

“Indemnifying Party” means a party obligated to provide indemnification pursuant to Section 2.5.

“Initial Public Offering” means the initial underwritten public offering of shares of Common Stock pursuant to an effective Registration Statement.

“Initiating Holders” means the Stockholders initiating a request for registration pursuant to Section 2.1(a) or 2.1(b), as the case may be.

“Investor Majority” means the holders of shares representing at least sixty percent (60%) of the voting power of the then outstanding shares of Series C’ Preferred Stock, Series D’ Preferred Stock and Series E Preferred Stock, voting together as a single class.

“Notice of Acceptance” means a written notice from a Qualified Purchaser to the Company containing the information specified in Section 3.1(b).

“Offer” means a written notice of any proposed or intended issuance, sale or exchange of Offered Securities containing the information specified in Section 3.1(a).

“Offered Securities” means (a) any shares of Common Stock, (b) any other equity securities of the Company, including, without limitation, shares of preferred stock, or (c) any option, warrant or other right to subscribe for, purchase or otherwise acquire any equity securities of the Company.

“Other Holders” means holders of securities of the Company (other than Stockholders) who are entitled, by contract with the Company, to have securities included in a Registration Statement.

“Preferred Stock” means, collectively, shares of the Series E Preferred Stock, the Series D’ Preferred Stock, the Series C’ Preferred Stock, and the Series B1’ Preferred Stock.

“Prospectus” means the prospectus included in any Registration Statement, as amended or supplemented by an amendment or prospectus supplement, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Purchase Agreement” has the meaning ascribed to it in the recitals hereto.

“Purchaser” has the meaning ascribed to it in the introductory paragraph hereto.

“Qualified Purchaser” means a Purchaser that is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act.

“Refused Securities” means those Offered Securities as to which a Notice of Acceptance has not been given by the Qualified Purchasers pursuant to Section 3.1.

“Registrable Shares” means: (a) the shares of Common Stock issued or issuable upon conversion of the Shares; (b) the shares of Common Stock issued or issuable upon conversion or exercise of the Warrants; (c) the shares of Common Stock owned by the Stockholders on the date hereof; (d) any other shares of Common Stock, and any shares of Common Stock issued or issuable upon the conversion or exercise of any other securities, acquired by the Stockholders; and (e) any other shares of Common Stock issued in respect of such shares (because of stock splits, stock dividends, reclassifications, recapitalizations or similar events); provided, however, that shares of Common Stock which are Registrable Shares shall cease to be Registrable Shares upon any sale pursuant to a Registration Statement or Rule 144 under the Securities Act. Wherever reference is made in this Agreement to a request or consent of holders of a certain percentage of Registrable Shares, the determination of such percentage shall include shares of Common Stock issuable upon conversion of the Shares even if such conversion has not been effected.

“Registration Expenses” means all expenses incurred by the Company in complying with the provisions of Section 2, including, without limitation, all registration and filing fees, exchange listing fees, printing expenses, fees and expenses of counsel for the Company and the fees and expenses (up to $30,000) of one counsel selected by the Selling Stockholders to represent the Selling Stockholders, state Blue Sky fees and expenses, and the expense of any special audits incident to or required by any such registration, but excluding underwriting discounts, selling commissions, stock transfer taxes applicable to the sale of the Registrable Shares and the fees and expenses of Selling Stockholders’ own counsel (other than the counsel selected to represent all Selling Stockholders).

“Registration Statement” means a registration statement filed by the Company with the Commission for a public offering and sale of securities of the Company (other than a registration statement on Form S-8 or Form S-4, or their successors, or any other form for a similar limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation).

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

“Selling Stockholder” means any Stockholder owning Registrable Shares included in a Registration Statement.

“Series B1’ Preferred Stock” means the Company’s Series B1’ Convertible Preferred Stock, par value $0.01 per share.

“Series C’ Preferred Stock” means the Company’s Series C’ Convertible Preferred Stock, par value $0.01 per share.

“Series D’ Preferred Stock” means the Company’s Series D’ Convertible Preferred Stock, par value $0.01 per share.

“Shares” means shares of Preferred Stock.

“Stockholders” means (i) the Purchasers, (ii) the Existing Preferred Stockholders, (iii) other than for the purposes of Section 2.1, the Common Stockholders and (iv) any persons or entities to which the rights granted under this Agreement are transferred by any Purchaser or Existing Preferred Stockholder, or their successors or assigns.

“Undersubscription Amount” means, with respect to a Qualified Purchaser, any additional portion of the Offered Securities attributable to the Basic Amounts of other Qualified Purchasers as such Qualified Purchaser indicates it will purchase or acquire should the other Qualified Purchasers subscribe for less than their Basic Amounts.

“Warrants” means those certain warrants to purchase shares of Common Stock issued to certain of the Purchasers (i) pursuant to that certain Series C Convertible Preferred Stock Purchase Agreement, dated as of June 24, 2011, as amended, by and among the Company and the other parties named therein, (ii) pursuant to that certain Series D Convertible Preferred Stock Purchase Agreement, dated as of July 11, 2012, by and among the Company and the other parties named therein and (iii) pursuant to the Purchase Agreement.

2.	Registration Rights.

2.1 Required Registrations.

(a) At any time after the earlier of (i) two years after the date of this Agreement or (ii) six months after the closing of the Initial Public Offering, a Stockholder or Stockholders holding, in the aggregate, at least 25% of the Registrable Shares issued or issuable upon conversion of the outstanding shares of Series E Preferred Stock then held by the Purchasers may request, in writing, that the Company effect the registration on Form S-1 (or any successor form) of Registrable Shares owned by such Stockholder or Stockholders.

(b) At any time after the Company becomes eligible to file a Registration Statement on Form S-3 (or any successor form relating to secondary offerings), a Stockholder or Stockholders holding Registrable Shares may request, in writing, that the Company effect the registration on Form S-3 (or such successor form), of Registrable Shares having an aggregate value of at least $3,000,000 (based on the public market price on the date of such request).

(c) Upon receipt of any request for registration pursuant to this Section 2, the Company shall promptly give written notice of such proposed registration to all other Stockholders. Such Stockholders shall have the right, by giving written notice to the Company within 30 days after the Company provides its notice, to elect to have included in such registration such of their Registrable Shares as such Stockholders may request in such notice of election, subject in the case of an underwritten offering to the terms of Section 2.1(d). Thereupon, the Company shall, as expeditiously as possible, use its best efforts to effect the registration on an appropriate registration form of all Registrable Shares which the Company has been requested to so register; provided, however, that in the case of a registration requested under Section 2.1(b), the Company will only be obligated to effect such registration on Form S-3 (or any successor form).

(d) If the Initiating Holders intend to distribute the Registrable Shares covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 2.1(a) or (b), as the case may be, and the Company shall include such information in its written notice referred to in Section 2.1(c). In such event, (i) the right of any other Stockholder to include its Registrable Shares in such registration pursuant to Section 2.1(a) or (b), as the case may be, shall be conditioned upon such other Stockholder’s participation in such underwriting on the terms set forth herein, and (ii) all Stockholders including Registrable Shares in such registration shall enter into an underwriting agreement upon customary terms with the underwriter or underwriters managing the offering; provided that such underwriting agreement shall not provide for indemnification or contribution obligations on the part of the Stockholders materially greater than the obligations of the Stockholders pursuant to Section 2.5. The Initiating Holders shall have the right to select the managing underwriter(s) for any underwritten offering requested pursuant to Section 2.1(a) or (b), subject to the approval of the Company, which approval will not be unreasonably withheld, conditioned or delayed. If any Stockholder who has requested inclusion of its Registrable Shares in such registration as provided above disapproves of the terms of the underwriting, such Stockholder may elect, by written notice to the Company, to withdraw its Registrable Shares from such Registration Statement and underwriting. If the managing underwriter advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the number of Registrable Shares to be included in the Registration Statement and underwriting shall be allocated first among all Purchasers, second among all Existing Preferred Stockholders and thereafter among the other Stockholders requesting registration in proportion, as nearly as practicable, to the respective number of Registrable Shares held by them on the date of the request for registration made by the Initiating Holders pursuant to Section 2.1(a) or (b), as the case may be. If any Stockholder would thus be entitled to include more Registrable Shares than such Stockholder requested to be registered, the excess shall be allocated first among the other requesting Purchasers, second among the other requesting Existing Preferred Stockholders, and then among the other requesting Stockholders pro rata in the manner described in the preceding sentence.

(e) The Company shall not be required to effect more than two registrations pursuant to Section 2.1(a). In addition, the Company shall not be required to effect any registration within six months after the effective date of the Registration Statement relating to the Initial Public Offering. For purposes of this Section 2.1(e), a Registration Statement shall not be counted until such time as such Registration Statement has been declared effective by the Commission (unless the Initiating Holders withdraw their request for such registration (other than as a result of information concerning the business or financial condition of the Company which is made known to the Stockholders after the date on which such registration was requested) and elect not to pay the Registration Expenses therefor pursuant to Section 2.4). For purposes of this Section 2.1(e), a Registration Statement shall not be counted if, as a result of an exercise of the underwriter’s cut-back provisions, less than 50% of the total number of Registrable Shares that Stockholders have requested to be included in such Registration Statement are so included.

(f) Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a Registration Statement pursuant to this Section 2.1 a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company (the “Board”) it would be materially detrimental to the Company and its stockholders for such registration statement to become effective or to remain effective as long as such registration statement would otherwise be required to remain effective because such action (x) would materially interfere with a significant acquisition, corporate reorganization or other similar transaction involving the Company, (y) would require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential or (z) would render the Company unable to comply with requirements under the Securities Act or Exchange Act, the Company shall have the right to defer taking action with respect to such filing for a period of not more than forty-five (45) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve-month period; and provided further that the Company shall not register any securities for its own account or that of any other stockholder during such forty-five (45) day period.

2.2 Incidental Registration.

(a) Whenever the Company proposes to file a Registration Statement (other than a Registration Statement filed pursuant to Section 2.1) at any time and from time to time, it will,

prior to such filing, give written notice to all Stockholders of its intention to do so. Upon the written request of a Stockholder or Stockholders given within 20 days after the Company provides such notice (which request shall state the intended method of disposition of such Registrable Shares), the Company shall, subject to the provisions of Section 2.2(b), use its best efforts to cause all Registrable Shares which the Company has been requested by such Stockholder or Stockholders to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of such Stockholder or Stockholders; provided that the Company shall have the right to postpone or withdraw any registration effected pursuant to this Section 2.2, whether or not any Holder has elected to include Registrable Shares in such registration, without obligation to any Stockholder.

(b) If the registration for which the Company gives notice pursuant to Section 2.2(a) is a registered public offering involving an underwriting, the Company shall so advise the Stockholders as a part of the written notice given pursuant to Section 2.2(a). In such event, (i) the right of any Stockholder to include its Registrable Shares in such registration pursuant to this Section 2.2 shall be conditioned upon such Stockholder’s participation in such underwriting on the terms set forth herein and (ii) all Stockholders including Registrable Shares in such registration shall enter into an underwriting agreement upon customary terms with the underwriter or underwriters selected for the underwriting by the Company; provided that such underwriting agreement shall not provide for indemnification or contribution obligations on the part of Stockholders materially greater than the obligations of the Stockholders pursuant to Section 2.5. If any Stockholder who has requested inclusion of its Registrable Shares in such registration as provided above disapproves of the terms of the underwriting, such person may elect, by written notice to the Company, to withdraw its shares from such Registration Statement and underwriting. If the managing underwriter advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the shares held by holders of securities of the Company other than Stockholders and Other Holders shall be excluded from such Registration Statement and underwriting to the extent deemed advisable by the managing underwriter, and, if a further reduction of the number of shares is required, the number of shares that may be included in such Registration Statement and underwriting shall be allocated first to the shares being sold for account of the Company, second among all Purchasers, third among all Existing Preferred Stockholders and thereafter among the other Stockholders requesting registration in proportion, as nearly as practicable, to the respective number of shares of Common Stock (on an as-converted basis) held by them on the date the Company gives the notice specified in Section 2.2(a); provided that, unless such registration is in connection with the Company’s Initial Public Offering, the number of Registrable Shares permitted to be included therein shall in any event be at least 25% of the securities included therein (based on aggregate market values). If any Stockholder would thus be entitled to include more shares than such holder requested to be registered, the excess shall be allocated first among other requesting Purchasers, second among the other requesting Existing Preferred Stockholders and then among the other Stockholders pro rata in the manner described in the preceding sentence.

2.3 Registration Procedures.

(a) If and whenever the Company is required by the provisions of this Agreement to use its best efforts to effect the registration of any Registrable Shares under the Securities Act, the Company shall:

(i) file with the Commission a Registration Statement with respect to such Registrable Shares and use its best efforts to cause that Registration Statement to become effective as soon as possible;

(ii) as expeditiously as reasonably possible prepare and file with the Commission any amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement as may be necessary to comply with the provisions of the Securities Act (including the anti-fraud provisions thereof) and to keep the Registration Statement effective for one hundred eighty (180) days from the effective date or such lesser period until all such Registrable Shares are sold; provided, however, that (i) such 180-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Shares on Form S-3 which are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such 180-day period shall be extended for up to two hundred forty (240) days, if necessary, to keep the registration statement effective until all such Registrable Shares are sold;

(iii) as expeditiously as reasonably possible furnish to each Selling Stockholder such reasonable numbers of copies of the Prospectus, including any preliminary Prospectus, in conformity with the requirements of the Securities Act, and such other documents as such Selling Stockholder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares owned by such Selling Stockholder;

(iv) as expeditiously as reasonably possible use its best efforts to register or qualify the Registrable Shares covered by the Registration Statement under the securities or Blue Sky laws of such states as the Selling Stockholders shall reasonably request; provided, however, that the Company shall not be required in connection with this paragraph (iv) to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(v) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

(vi) as expeditiously as reasonably possible cause all such Registrable Shares to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

(vii) provide a transfer agent and registrar for all such Registrable Shares not later than the effective date of such Registration Statement;

(viii) promptly make available for inspection by the Selling Stockholders, any managing underwriter participating in any disposition pursuant to such Registration Statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the Selling Stockholders, all financial and other records, pertinent corporate documents and properties of the Company and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such Registration Statement;

(ix) notify each Selling Stockholder, promptly after it shall receive notice thereof, of the time when such Registration Statement has become effective or a supplement to any Prospectus forming a part of such Registration Statement has been filed; and

(x) as expeditiously as reasonably possible following the effectiveness of such Registration Statement, notify each seller of such Registrable Shares of any request by the Commission for the amending or supplementing of such Registration Statement or Prospectus.

(b) If the Company has delivered a Prospectus to the Selling Stockholders and after having done so the Prospectus is amended to comply with the requirements of the Securities Act, the Company shall promptly notify the Selling Stockholders of the same and, if requested by the Company, the Selling Stockholders shall immediately cease making offers of Registrable Shares and return all Prospectuses to the Company. The Company shall promptly provide the Selling Stockholders with revised Prospectuses and, following receipt of the revised Prospectuses, the Selling Stockholders shall be free to resume making offers of the Registrable Shares.

(c) In the event that, in the judgment of the Company, it is advisable to suspend use of a Prospectus included in a Registration Statement due to pending material developments or other events that have not yet been publicly disclosed and as to which the Company believes public disclosure would be detrimental to the Company, the Company shall notify all Selling Stockholders to such effect, and, upon receipt of such notice, each such Selling Stockholder shall immediately discontinue any sales of Registrable Shares pursuant to such Registration Statement until such Selling Stockholder has received copies of a supplemented or amended Prospectus or until such Selling Stockholder is advised in writing by the Company that the then current Prospectus may be used and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. Notwithstanding anything to the contrary herein, the Company shall not exercise its rights under this Section 2.3(c) to suspend sales of Registrable Shares for a period in excess of 30 days consecutively or 60 days in any 365-day period.

2.4 Allocation of Expenses. The Company will pay all Registration Expenses for all registrations under this Agreement; provided, however, that if a registration under Section 2.1 is withdrawn at the request of the Initiating Holders (other than as a result of information concerning a material adverse change in the business or financial condition of the Company which is made known to the Selling Stockholders after the date on which such registration was requested) and if the Initiating Holders elect not to have such registration counted as a registration requested under Section 2.1, the Selling Stockholders shall pay the Registration Expenses of such registration pro rata in accordance with the number of their Registrable Shares included in such registration.

2.5 Indemnification and Contribution.

(a) In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless each Selling Stockholder, each underwriter of such Registrable Shares, and each other person, if any, who controls such Selling Stockholder or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Selling Stockholder, underwriter or controlling person may become subject under the Securities Act, the Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, (ii) the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the Registration Statement or the offering contemplated thereby; and the Company will reimburse such Selling Stockholder, underwriter and each such controlling person for any legal or any other expenses reasonably incurred by such Selling Stockholder, underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus or prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by or on behalf of such Selling Stockholder, underwriter or controlling person specifically for use in the preparation thereof.

(b) In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, each Selling Stockholder, severally and not jointly, will indemnify and hold harmless the Company, each of its directors and officers and each underwriter (if any) and each person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which the Company, such directors and officers, underwriter or controlling person may become subject under the Securities Act, Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or (ii) any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if and to the extent (and only to the extent) that the statement or omission was made in reliance upon and in conformity with information relating to such Selling Stockholder furnished in writing to the Company by such Selling Stockholder specifically for use in connection with the preparation of such Registration Statement, prospectus, amendment or supplement; provided, however, that the obligations of a Selling Stockholder hereunder shall be limited to an amount equal to the net proceeds to such Selling Stockholder of Registrable Shares sold in connection with such registration.

(c) Each Indemnified Party shall give notice to the Indemnifying Party promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld, conditioned or delayed); and, provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2.5 except to the extent that the Indemnifying Party is adversely affected by such failure. The Indemnified Party may participate in such defense at such party’s expense; provided, however, that the Indemnifying Party shall pay such expense if the Indemnified Party reasonably concludes that representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding; provided further that in no event shall the Indemnifying Party be required to pay the expenses of more than one law firm per jurisdiction as counsel for the Indemnified Party. The Indemnifying Party also shall be responsible for the expenses of such defense if the Indemnifying Party does not elect to assume such defense. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed.

(d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Section 2.5 is due in accordance with its terms but for any reason is held to be unavailable to an Indemnified Party in respect to any losses, claims, damages and liabilities referred to herein, then the Indemnifying Party shall, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities to which such party may be subject in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Selling Stockholders on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company and the Selling Stockholders shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact related to information supplied by the Company or the Selling Stockholders and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Selling Stockholders agree that it would not be just and equitable if contribution pursuant to this Section 2.5(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 2.5(d), (i) in no case shall any one Selling Stockholder be liable or responsible for any amount in excess of the net proceeds received by such Selling Stockholder from the offering of Registrable Shares and (ii) the Company shall be liable and responsible for any amount in excess of such proceeds; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 2.5(d), notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve such party from any other obligation it or they may have thereunder or otherwise under this Section 2.5(d). No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f) The rights and obligations of the Company and the Selling Stockholders under this Section 2.5 shall survive the termination of this Agreement.

2.6 Other Matters with Respect to Underwritten Offerings. In the event that Registrable Shares are sold pursuant to a Registration Statement in an underwritten offering pursuant to Section 2.1, the Company agrees to (a) enter into an underwriting agreement containing customary representations and warranties with respect to the business and operations of the Company and customary covenants and agreements to be performed by the Company, including without limitation customary provisions with respect to indemnification by the Company of the underwriters of such offering; (b) use its best efforts to cause its legal counsel to render customary opinions to the underwriters and the Selling Stockholders with respect to the Registration Statement; and (c) use its best efforts to cause its independent public accounting firm to issue customary “cold comfort letters” to the underwriters and the Selling Stockholders with respect to the Registration Statement.

2.7 Information by Stockholder. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Shares of any Selling Stockholder that such holder of Registrable Shares included in a registration shall furnish to the Company such information regarding such holder and the distribution proposed by such holder as the Company may reasonably request in writing and as shall be reasonably required to effect the registration of such Holder’s Registrable Shares.

2.8 “Lock-Up” Agreement; Confidentiality of Notices. Each Stockholder agrees, if requested by the Company and the managing underwriter of the Initial Public Offering, (i) not to (a) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Registrable Shares or other securities of the Company (excluding securities acquired in the Initial Public Offering or in the public market after such offering) or (b) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of any Registrable Shares or other securities of the Company (excluding securities acquired in the Initial Public Offering or in the public market after such offering), whether any transaction described in clause (a) or (b) is to be settled by delivery of securities, in cash or otherwise, during the period beginning on the date of the filing of such registration statement with the Commission and ending 180 days after the date of the final prospectus relating to the Initial Public Offering (plus up to an additional 34 days to the extent requested by the managing underwriters for such offering in order to address Rule 2711(f) of FINRA or any similar successor provision) and (ii) to execute any agreement reflecting clause (i) above as may be requested by the Company or the managing underwriters at the time of such offering; provided, that all stockholders of the Company then holding at least 1% of the outstanding Common Stock (on an as-converted basis) and all officers and directors of the Company enter into similar agreements.

The Company may impose stop-transfer instructions with respect to the Registrable Shares or other securities subject to the foregoing restriction until the end of such period.

As a condition to the obligation of the Stockholders under this Section 2.8, the Company agrees to use its reasonable best efforts to ensure that the “lock-up” obligation of the Stockholders under this Section 2.8, and any agreement entered into by the Stockholders as a result of their obligations under this Section 2.8, shall (i) allow for periodic early releases of portions of the securities subject to such “lock-up” obligations, which may be conditioned upon the trading price of the Company’s Common Stock and (ii) provide that all Stockholders will participate on a pro rata basis in any early release of any stockholder.

Any Stockholder receiving any written notice from the Company regarding the Company’s plans to file a Registration Statement shall treat such notice confidentially and shall not disclose such information to any person other than as necessary to exercise its rights under this Agreement.

2.9 Limitation on Subsequent Registration Rights. The Company shall not, without the prior written consent of the Purchasers holding a majority of the Registrable Shares then held by the Purchasers, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (a) to include such securities in any registration unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the number of Registrable Shares of the Stockholders that are included or (b) to demand registration of any securities held by such holder or prospective holder.

2.10 Rule 144 Requirements. After the earliest of (i) the closing of the sale of securities of the Company pursuant to a Registration Statement, (ii) the registration by the Company of a class of securities under Section 12 of the Exchange Act, or (iii) the issuance by the Company of an offering circular pursuant to Regulation A under the Securities Act, the Company agrees to:

(a) make and keep current public information about the Company available, as those terms are understood and defined in Rule 144;

(b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

(c) furnish to any holder of Registrable Shares upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company as such holder may reasonably request to avail itself of any similar rule or regulation of the Commission allowing it to sell any such securities without registration.

2.11 Termination. All of the Company’s obligations to register Registrable Shares under Sections 2.1 and 2.2 shall terminate upon the earliest of (a) five years after the closing of the Initial Public Offering, (b) the date on which no Stockholder holds any Registrable Shares or (c) a Company Sale.

3.	Right of First Refusal.

3.1 Rights of Purchasers to Acquire Offered Securities.

(a) The Company shall not issue, sell or exchange, agree to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange, any Offered Securities, unless in each such case the Company shall have first complied with this Section 3.1. The Company shall deliver to each Purchaser an Offer, which shall (i) identify and describe the Offered Securities, (ii) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (iii) identify the persons or entities (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged, and (iv) offer to issue and sell to or exchange with such Purchaser that is a Qualified Purchaser (A) such Qualified Purchaser’s Basic Amount and (B) such Qualified Purchaser’s Undersubscription Amount.

(b) To accept an Offer, in whole or in part, a Qualified Purchaser must deliver to the Company, on or prior to the date 20 days after the date of delivery of the Offer, a Notice of Acceptance providing a representation letter certifying that such Qualified Purchaser is an accredited investor within the meaning of Rule 501 under the Securities Act and indicating the portion of the Qualified Purchaser’s Basic Amount that such Qualified Purchaser elects to purchase and, if such Qualified Purchaser shall elect to purchase all of its Basic Amount, the Undersubscription Amount (if any) that such Qualified Purchaser elects to purchase. If the Basic Amounts subscribed for by all Qualified Purchasers are less than the total of all of the Basic Amounts available for purchase, then each Qualified Purchaser who has set forth an Undersubscription Amount in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for; provided, however, that if the Undersubscription Amounts subscribed for exceed the Available Undersubscription Amount, each Qualified Purchaser who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available

Undersubscription Amount as the Undersubscription Amount subscribed for by such Qualified Purchaser bears to the total Undersubscription Amounts subscribed for by all Qualified Purchasers, subject to rounding by the Board to the extent it deems reasonably necessary.

(c) The Company shall have 90 days from the expiration of the period set forth in Section 3.1(b) to issue, sell or exchange all or any part of the Refused Securities, but only to the offerees or purchasers described in the Offer (if so described therein) and only upon terms and conditions (including, without limitation, unit prices and interest rates) which are not more favorable, in the aggregate, to the acquiring person or persons or less favorable to the Company than those set forth in the Offer.

(d) In the event the Company shall propose to sell less than all the Refused Securities, then each Qualified Purchaser may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that the Qualified Purchaser elected to purchase pursuant to Section 3.1(b) multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Qualified Purchasers pursuant to Section 3.1(b) prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities. In the event that any Qualified Purchaser so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Qualified Purchasers in accordance with Section 3.1(a).

(e) Upon (i) the closing of the issuance, sale or exchange of all or less than all of the Refused Securities or (ii) such other date agreed to by the Company and Qualified Purchasers who have subscribed for a majority of the Offered Securities subscribed for by the Qualified Purchasers, such Qualified Purchaser or Purchasers shall acquire from the Company and the Company shall issue to such Qualified Purchaser or Purchasers, the number or amount of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 3.1(d) if any of the Qualified Purchasers has so elected, upon the terms and conditions specified in the Offer.

(f) The purchase by the Qualified Purchasers of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Qualified Purchasers of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Qualified Purchasers and their respective counsel.

(g) Any Offered Securities not acquired by the Qualified Purchasers or other persons in accordance with Section 3.1(c) may not be issued, sold or exchanged until they are again offered to the Qualified Purchasers under the procedures specified in this Agreement.

(h) The rights of the Qualified Purchasers under this Section 3.1 shall not apply to:

(i) the issuance of any shares of Common Stock as a stock dividend to holders of Common Stock or upon any subdivision or combination of shares of Common Stock;

(ii) the issuance of any shares of Common Stock upon conversion of convertible preferred stock, regardless of whether such conversion is voluntary or mandatory. and the issuance of any capital stock upon the exercise and/or conversion of any warrants outstanding on the date hereof;

(iii) the issuance of any shares of Common Stock or options, warrants, or other rights to acquire Common Stock issued or issuable to employees, directors or officers of, or consultants to, the Company or any Company Subsidiary pursuant to any plan, agreement or arrangement approved by the Board;

(iv) the issuance of securities solely in consideration for the acquisition (whether by merger or otherwise) by the Company or any Company Subsidiary of all or substantially all of the stock or assets of any other entity, or of a division, business unit or line of business of any other entity;

(v) the issuance of shares of Series E Preferred Stock pursuant to the Purchase Agreement;

(vi) up to 250,000 shares of Common Stock or options, warrants, or other rights to acquire Common Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Board;

(vii) the Warrants and any Common Stock issuable upon the exercise or conversion thereof;

(viii) the issuance of Common Stock, other capital stock or other securities that has been approved in writing by the Investor Majority; or

(ix) the issuance of shares of Common Stock by the Company in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act.

(i) Each Qualified Purchaser (an “Assigning Investor”) may assign to one or more of its affiliated entities or persons (an “Assignee Investor”) its right to purchase from the Company all or a portion of the Offered Securities that the Assigning Investor is entitled to purchase from the Company, provided the Assigning Investor notifies the Company of such assignment prior to the closing of the issuance, sale or exchange of the Offered Securities. An Assignee Investor shall then have such assigned right to purchase Offered Securities from the Company, including pursuant to Section 3.3, as if it were a recipient of the applicable Offered Securities offer.

(j) Notwithstanding the foregoing, in the event that F2 Venture Capital Partnership L.P. (“F2”) and/or F3 Venture Capital Partnership L.P. (“F3”) distribute all of their shares of the Company’s capital stock to its equity holders, such equity holders shall have the right to purchase up to an aggregate of 1,347,470 shares of Series E Preferred Stock pursuant to Section 2.2 of the Purchase Agreement (the “Participation Right”). For the avoidance of doubt, the Participation Right is separate and apart from any rights that F2 and/or F3 may have under this Agreement. The Participation Right shall expire on December 31, 2014.

3.2 Rights of Purchasers to Acquire Debt Securities.

(a) The Company shall not issue, sell or exchange, agree to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange, any debt securities, including without limitation, debt securities convertible into capital stock of the Company and debt securities accompanied by the issuance of options, warrants or other securities convertible into capital stock of the Company, or otherwise incur or become liable for any indebtedness (collectively, “Debt”), unless in each such case the Company shall have first complied with this Section 3.2. The Company shall deliver to each Purchaser written notice of any proposed or intended issuance, sale, exchange or incurrence of Debt (the “Debt Offer”), which notice shall (i) identify and describe the Debt, (ii) describe the price and other terms upon which it will be issued, and the number or amount of Debt to be issued, sold, exchanged or incurred, (iii) identify the persons or entities (if known) to which or with which the Debt is to be offered, issued, sold, exchanged or borrowed and (iv) offer to issue and sell to, exchange with or borrow from such Purchaser that is a Qualified Purchaser (A) such Qualified Purchaser’s pro rata portion of the Debt determined by multiplying the number or amount, as the case may be, of Debt by a fraction, the numerator of which is the aggregate number of shares of Series E Preferred Stock then held by such Qualified Purchaser and the denominator of which is the total number of shares of Series E Preferred Stock then held by all Qualified Purchasers (the “Basic Debt Amount”) and (B) such Qualified Purchaser’s additional portion of Debt attributable to the Basic Debt Amounts of other Qualified Purchasers as such Qualified Purchaser indicates it will purchase or acquire should the other Qualified Purchasers subscribe for less than their Basic Debt Amounts (the “Undersubscription Debt Amount”).

(b) To accept a Debt Offer (which must be accepted in whole and not in part), a Qualified Purchaser must deliver to the Company, on or prior to the date 20 days after the date of delivery of the Debt Offer, a written notice from such Qualified Purchaser (“Notice of Debt Acceptance”) providing a representation letter certifying that such Qualified Purchaser is an accredited investor within the meaning of Rule 501 under the Securities Act and indicating the portion of the Qualified Purchaser’s Basic Debt Amount that such Qualified Purchaser elects to purchase or lend and, if such Qualified Purchaser shall elect to purchase all of its Basic Debt Amount, the Undersubscription Debt Amount (if any) that such Qualified Purchaser elects to purchase or lend. If the Basic Debt Amounts subscribed for by all Qualified Purchasers are less than the total of all of the Basic Debt Amounts available for purchase, then each Qualified Purchaser who has set forth an Undersubscription Debt Amount in its Notice of Debt Acceptance shall be entitled to purchase, in addition to the Basic Debt Amounts subscribed for, the Undersubscription Debt Amount it has subscribed for; provided, however, that if the Undersubscription Debt Amounts subscribed for exceed the difference between the total of all of the Basic Debt Amounts available for purchase by Qualified Purchasers pursuant to this Section 3.2 and the Basic Debt Amounts subscribed for pursuant to this Section 3.2 (the “Available Undersubscription Debt Amount”), each Qualified Purchaser who has subscribed for any Undersubscription Debt Amount shall be entitled to purchase only that portion of the Available Undersubscription Debt Amount as the Undersubscription Debt Amount subscribed for by such Qualified Purchaser bears to the total Undersubscription Debt Amounts subscribed for by all Qualified Purchasers, subject to rounding by the Board to the extent it deems reasonably necessary.

(c) The Company shall have 90 days from the expiration of the period set forth in Section 3.2(b) to issue, sell, exchange or borrow all or any portion of the Debt as to which a Notice of Debt Acceptance has not been given by the Qualified Purchasers pursuant to Section 3.2(b) (the “Refused Debt”), but only to the offerees or purchasers described in the Debt Offer (if so described therein) and only upon terms and conditions (including, without limitation, unit prices and interest rates) which are not more favorable, in the aggregate, to the acquiring person or persons or less favorable to the Company than those set forth in the Debt Offer.

(d) In the event the Company shall propose to sell less than all the Refused Debt, then each Qualified Purchaser may, at its sole option and in its sole discretion, reduce the number or amount of Debt specified in its Notice of Debt Acceptance to an amount that shall be not less than the number or amount of Debt that the Qualified Purchaser elected to purchase or lend pursuant to Section 3.2(b) multiplied by a fraction, (i) the numerator of which shall be the number or amount of Debt the Company actually proposes to issue, sell, exchange or borrow (including Debt to be issued or sold to

Qualified Purchasers pursuant to Section 3.2(b) prior to such reduction) and (ii) the denominator of which shall be the original amount of Debt. In the event that any Qualified Purchaser so elects to reduce the number or amount of Debt specified in its Notice of Debt Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of Debt unless and until such securities or indebtedness have again been offered to the Qualified Purchasers in accordance with Section 3.2(a).

(e) Upon (i) the closing of the issuance, sale, exchange or borrowing of all or less than all of the Refused Debt or (ii) such other date agreed to by the Company and Qualified Purchasers who have subscribed for a majority of the Debt subscribed for by the Qualified Purchasers, such Qualified Purchaser or Purchasers shall acquire from the Company and the Company shall issue to such Qualified Purchaser or Purchasers, the number or amount of Debt specified in the Notices of Debt Acceptance, as reduced pursuant to Section 3.2(d) if any of the Qualified Purchasers has so elected, upon the terms and conditions specified in the Debt Offer.

(f) The purchase by the Qualified Purchasers of any Debt is subject in all cases to the preparation, execution and delivery by the Company and the Qualified Purchasers of a purchase or loan agreement relating to such Debt reasonably satisfactory in form and substance to the Qualified Purchasers and their respective counsel.

(g) Any Debt not acquired by the Qualified Purchasers or other persons in accordance with Section 3.2(c) may not be issued, sold or exchanged until they are again offered to the Qualified Purchasers under the procedures specified in this Agreement.

(h) Each Assigning Investor may assign to one or more of its Assignee Investors its right to purchase from or lend to the Company all or a portion of the Debt that the Assigning Investor is entitled to purchase from or lend to the Company, provided the Assigning Investor notifies the Company of such assignment prior to the closing of the issuance, sale, exchange or borrowing of the Debt. An Assignee Investor shall then have such assigned right to purchase Debt or otherwise lend funds to the Company as if it were a recipient of the applicable Debt offer. Notwithstanding any provision of this Agreement to the contrary, the Company and each of the other Purchasers acknowledge and agree that any Debt that is issued by the Company and is held by an Assignee Investor shall be automatically reassigned to the respective Assigning Investor as of the earlier of: (i) the time that such Assigning Investor notifies the Company that such reassignment is to be effective; or (ii) the time immediately prior to the conversion of such Debt into capital stock of the Company or securities convertible into capital stock of the Company.

(i) The Company and each Purchaser severally agrees and covenants that at any time and from time to time it will promptly execute and deliver to each other or any other parties such further instruments and documents and take such further action as the Company or a Purchaser may reasonably require in order to carry out the full intent and purpose of this Section 3.2.

3.3 Additional Rights of the Purchasers.

(a) In connection with any Offer, in the event that the Company desires to offer, issue or sell Offered Securities to, or exchange Offered Securities with, a Purchaser in an amount that exceeds the sum of such Qualified Purchaser’s Basic Amount and the Undersubscription Amount that such Qualified Purchaser is entitled to purchase (an “Excess Qualified Purchaser”), the Company shall deliver to each Purchaser that has indicated its election to purchase Offered Securities a notice (the “Excess Amount Notice”), which shall (i) identify each Excess Qualified Purchaser, (ii) disclose the amount by which the total number of Offered Securities that the Company desires to offer, issue, sell or exchange to Excess Qualified Purchasers exceeds the total of the Basic Amounts and Undersubscription

Amounts that all such Excess Qualified Purchasers are entitled to purchase pursuant to Section 3.1 (such excess amount, the “Excess Amount”) and (iii) offer to issue and sell to each Purchaser that has indicated its election to purchase Offered Securities (including without limitation, each Excess Qualified Purchaser) its pro rata portion of the Excess Amount determined by multiplying the Excess Amount by a fraction, the numerator of which is the sum of the Basic Amount and Undersubscription Amount that such holder is entitled to purchase and the denominator of which is the Excess Amount.

(b) To accept an offer contained in an Excess Amount Notice pursuant to this Section 3.3, in whole or in part, a Qualified Purchaser must deliver to the Company, on or prior to the date 10 days after the date of delivery of the Excess Amount Notice, a notice of acceptance indicating the portion of the Excess Amount that such Excess Qualified Purchaser elects to purchase, provided, however, that if any Excess Qualified Purchaser does not elect to purchase all of its pro rata portion of the Excess Amount, such available portion of the Excess Amount shall be allocated to each Excess Qualified Purchaser who has elected to purchase all of its pro rata portion of the Excess Amount that it is entitled to purchase, pro rata based on the sum of such Excess Qualified Purchaser’s Basic Amount, the Undersubscription Amount that such Excess Qualified Purchaser is entitled to purchase and the portion of the Excess Amount that such Excess Qualified Purchaser is entitled to purchase (prior to any such allocation), subject to rounding by the Board to the extent it deems reasonably necessary.

(c) The Company shall not issue, sell or exchange, agree to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange, any Offered Securities, unless in each case the Company shall have first complied with Section 3.1 and this Section 3.3.

3.4 Termination. This Section 3 shall terminate upon the earlier of the closing of a Company Sale or the closing of an Initial Public Offering.

4.	Covenants.

4.1 Affirmative Covenants. So long as any shares of Series C’ Preferred Stock, Series D’ Preferred Stock or Series E Preferred Stock are outstanding, the Company covenants and agrees with the Purchasers that, without the prior written consent of the Investor Majority, it will perform and observe the following covenants and provisions and will cause each Company Subsidiary to perform and observe such of the following covenants and provisions as are applicable to such Company Subsidiary:

(a) Payment of Taxes. Pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or business, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims, which, if unpaid, might become a lien or charge upon any properties of the Company or a Company Subsidiary, other than those which are being contested in good faith if the Company shall have set aside on its books and shall have provided, in accordance with generally accepted accounting principles, adequate reserves with respect thereto.

(b) Maintenance of Insurance. Maintain with responsible and reputable insurance companies or associations, insurance in such amounts, on such terms and covering such risks as the Company reasonably deems advisable. Maintain directors’ and officers’ liability insurance in an amount and on such terms satisfactory to the Board.

(c) Preservation of Corporate Existence. Preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is required, unless the failure to so qualify does not and will not have a material and adverse effect on the business, operations or financial condition of the Company; and preserve and maintain all material licenses and other rights to use patents, processes, licenses, trademarks, trade names, inventions, intellectual property rights or copyrights owned or possessed by it as are reasonably necessary or advisable for it to conduct its business.

(d) Compliance with Laws. Comply with all applicable laws, rules, regulations and orders of any governmental authority, noncompliance with which could materially adversely affect its business or condition, financial or otherwise, except non-compliance being contested in good faith through appropriate proceedings so long as the Company shall have set up and funded sufficient reserves, if any, required under generally accepted accounting principles with respect to such items.

(e) Keeping of Records and Books of Account. Keep adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied, reflecting all financial transactions of the Company, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection within its business shall be made.

(f) Maintenance of Properties, etc. Maintain and preserve all of its properties that the Company reasonably deems necessary or useful in the proper conduct of its business in good repair, working order and condition, ordinary wear and tear excepted, and from time to time make all necessary and proper repairs, renewals, replacements, additions and improvements thereto; and comply with the provisions of all material leases to which it is a party or under which it occupies property so as to prevent any material loss or forfeiture thereof or thereunder.

4.2 Inspection Rights. The Company shall permit, and shall cause the Company Subsidiary to permit, each Purchaser (other than MPM Bio IV NVS Strategic Fund, L.P.) owning, or committing to purchase under the Purchase Agreement, not less than an aggregate of 5,000,000 shares of Series C’ Preferred Stock, Series D’ Preferred Stock and/or Series E Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such shares), or any authorized representative thereof, to visit and inspect the properties of the Company or the Company Subsidiary, including its corporate and financial records, and to discuss its business and finances with officers of the Company or the Company Subsidiary, during normal business hours following reasonable notice and as often as may be reasonably requested.

4.3 Financial Statements and Other Information.

(a) The Company shall deliver to each Purchaser and Existing Preferred Stockholder owning, or committing to purchase under the Purchase Agreement, not less than an aggregate of 5,000,000 shares of Series C’ Preferred Stock, Series D’ Preferred Stock and/or Series E Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such shares):

(i) within 90 days after the end of each fiscal year of the Company, an audited balance sheet of the Company as at the end of such year and audited statements of income and of cash flows of the Company for such year, certified by certified public accountants of established national reputation selected by the Company, and prepared in accordance with generally accepted accounting principles consistently applied;

(ii) within 45 days after the end of each fiscal quarter of the Company (other than the fourth quarter), an unaudited balance sheet of the Company as at the end of such quarter, and unaudited statements of income and of cash flows of the Company for such fiscal quarter and for the current fiscal year to the end of such fiscal quarter;

(iii) as soon as practicable, but in any event 30 days before the end of each fiscal year, a budget and business plan for the next fiscal year, approved by the Board and prepared on a quarterly basis, including projected revenues, expenses and cash positions for such quarters and, promptly after prepared, any other budgets or revised budgets prepared by the Company;

(iv) promptly following the end of each of the first three (3) quarters of each fiscal year of the Company, an updated fully diluted as-converted capitalization table of the Company;

(v) such other notices, information and data with respect to the Company as the Company delivers to the holders of its capital stock at the same time it delivers such items to such holders; and

(vi) with reasonable promptness, such other information and data as such Purchaser or Existing Preferred Stockholder may from time to time reasonably request.

(b) The foregoing financial statements shall be prepared on a consolidated basis if the Company then has any subsidiaries. The financial statements delivered pursuant to clause (ii) of Section 4.3(a) shall be accompanied by a certificate of the chief executive officer and chief financial officer of the Company or, if the Company does not have a chief executive officer or chief financial officer, such other officer of the Company who performs the functions of a chief executive officer or chief financial officer, as applicable, stating that such statements have been prepared in accordance with generally accepted accounting principles consistently applied (subject to the absence of footnotes and normal year end audit adjustments and with the understanding that such financial statements will not account for stock-based compensation ordinarily required by generally accepted accounting principles) and fairly present the financial condition and results of operations of the Company at the date thereof and for the periods covered thereby.

4.4 Material Changes and Litigation. The Company shall promptly notify the Purchasers of any material adverse change in the business, prospects, assets or condition, financial or otherwise, of the Company and of any litigation or governmental proceeding or investigation brought or, to the best of the Company’s knowledge, threatened against the Company, or against any officer, director, key employee or principal stockholder of the Company which, if adversely determined, would have a material adverse effect on the business, prospects, assets or condition (financial or otherwise) of the Company.

4.5 Agreements with Employees; Options.

(a) The Company and any Company Subsidiary shall require (i) all persons who commence employment with the Company or a Company Subsidiary after the date of this Agreement to enter into non-disclosure, assignment of inventions, non-competition and non-solicitation agreements substantially in the form as provided to the Purchasers (or such other form as may be approved by the Board and by a majority of the members of the Board who are not employees of the Company or a Company Subsidiary) and (ii) all independent contractors utilized by the Company or a Company Subsidiary who have access to confidential or proprietary information of the Company or Company Subsidiary and perform development work for the Company or Company Subsidiary that is intended to be owned by the Company or Company Subsidiary to enter into non-disclosure and assignment of inventions agreements.

(b) Each of the Company and all Company Subsidiaries agrees that it will not, unless otherwise approved by the Board and by a majority of the members of the Board who are not employees of the Company or a Company Subsidiary, terminate, amend or waive any rights under any inventions, confidentiality, non-competition or restricted stock agreement between the Company or a Company Subsidiary and any employee or consultant thereof.

(c) Unless otherwise approved by the Board and by a majority of the members of the Board who are not employees of the Company or a Company Subsidiary, all options or restricted stock granted or issued by the Company shall become exercisable at the rate of 25% on the first anniversary of grant or issue and 2.083% per month thereafter over the subsequent three years so long as the holder continues to be an employee or consultant of the Company or a Company Subsidiary.

4.6 Board of Directors.

(a) The Company shall promptly reimburse in full each director of the Company who is not an employee of the Company for all of his or her reasonable out-of-pocket expenses incurred in attending each meeting of the Board or any committee thereof.

(b) The Board shall meet on at least a quarterly basis, unless otherwise agreed by a majority of the members of the Board who are not employees of the Company or a Company Subsidiary.

(c) The Company’s Certificate of Incorporation shall at all times provide for the indemnification of the members of the Board to the fullest extent provided by the law of the jurisdiction in which the Company is organized. In the event that the Company or any of its successors or assigns (i) consolidates with or merges into any other entity and shall not be the continuing or surviving corporation in such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any entity, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of the Company assume the obligations of the Company with respect to indemnification of members of the Board as contained in the Company’s Certificate of Incorporation.

4.7 Related Party Transactions.

(a) The Company shall not enter into any agreement with any stockholder, officer or director of the Company, or any “affiliate” of such persons (as such term is defined in the rules and regulations promulgated under the Securities Act), including without limitation any agreement or other arrangement providing for the furnishing of services by, rental of real or personal property from, or otherwise requiring payments to, any such person or entity, without the consent of at least a majority of the members of the Board having no interest in such agreement or arrangement.

(b) The approval of the Board and a majority of the members of the Board who are not employees of the Company or a Company Subsidiary shall be required to (i) establish or increase the compensation of executive officers of the Company or (ii) grant stock options to any officer of the Company.

4.8 Reservation of Common Stock. The Company shall reserve and maintain a sufficient number of shares of Common Stock for issuance upon conversion of all of the outstanding Shares.

4.9 International Investment and Trade in Services Survey Act. The Company shall use its best efforts to file on a timely basis all reports required to be filed by it under 22 U.S.C. Section 3104, or any similar statute, relating to a foreign person’s direct or indirect investment in the Company.

4.10 Termination of Covenants. Other than the covenants contained in Section 4.9, all covenants of the Company contained in this Section 4 shall terminate upon the earlier of the closing of a Company Sale or the closing of an Initial Public Offering.

5. Confidentiality. Each Stockholder agrees that he, she or it will keep confidential and will not disclose, divulge or use for any purpose (other than (x) to monitor its investment in the Company and (y) in the case of a Stockholder that is an employee of the Company or a Company Subsidiary, in the performance of the Stockholder’s duties as an employee of the Company or a Company Subsidiary), any Confidential Information, unless such Confidential Information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 5 by such Stockholder), (b) is or has been independently developed or conceived by the Stockholder without use of the Confidential Information or (c) is or has been made known or disclosed to the Stockholder by a third party without a breach of any obligation of confidentiality such third party may have to the Company or a Company Subsidiary; provided, however, that a Stockholder may disclose Confidential Information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company subject to customary confidentiality undertakings, (ii) to any prospective purchaser of any Shares from such Stockholder as long as such prospective purchaser agrees to be bound by the provisions of this Section 5, (iii) to any Affiliated Party of such Stockholder, or (iv) as may otherwise be required by law, provided that the Stockholder provides to the Company reasonable prior notice of such required disclosure and takes reasonable steps to minimize the extent of any such required disclosure. Notwithstanding the foregoing, such information shall not be deemed confidential for the purpose of enforcing this Agreement. In the event of a conflict between Section 5 of this Agreement and the terms of any other confidentiality agreement between the Company and a Stockholder, the Company and such Stockholder acknowledge and agree that the terms of such other confidentiality agreement shall control and the obligations in this Section 5 shall be deemed satisfied by compliance with such other confidentiality agreement.

6.	Transfers of Rights; Calculation of Share Numbers.

6.1 Transfer of Rights. This Agreement, and the rights and obligations of each Stockholder hereunder, may be assigned (but only with all related obligations) by such Stockholder to a transferee of Shares that (a) is an Affiliated Party (except in the case of MPM Bio IV NVS Strategic Fund, L.P., other than Novartis AG or any direct or indirect majority-owned subsidiary of Novartis AG) of such Stockholder, (b) is a Stockholder’s Immediate Family Member or trust for the benefit of such Stockholder or one or more of such Stockholder’s Immediate Family Members, (c) after such transfer, holds at least five percent (5%) of the Series D’ Preferred Stock then outstanding, (d) after such transfer, holds at least five percent (5%) of the Series E Preferred Stock then outstanding or (e) in the case a Stockholder that is an entity, is a stockholder, member, partner or other equity holder of such Stockholder (provided such Stockholder may only assign this Agreement, and the rights and obligations of such Stockholder hereunder, to an aggregate of twelve or fewer of its stockholders, members, partners or other equity holders), and, in each case, such transferee shall be deemed a “Purchaser”, “Existing Preferred Stockholder” and/or “Common Stockholder”, as the case may be depending on the nature of the transferor, for purposes of this Agreement; provided that such assignment of rights shall be contingent upon the transferee providing a written instrument to the Company notifying the Company of such transfer and assignment and agreeing in writing to be bound by the terms of this Agreement. Notwithstanding the foregoing, any person or entity to which any Shares or Registrable Shares are transferred by a Stockholder, whether voluntarily or by operation of law, shall be bound by the obligations under Section 2.8 to the same extent as if such transferee were a Stockholder hereunder and no Stockholder shall transfer any Shares or Registrable Shares unless the transferee provides a written instrument to the Company notifying the Company of such transfer and agreeing in writing to be bound by the terms of Section 2.8.

6.2 Calculation of Share Numbers. In determining the number of Shares owned by a Stockholder for purposes of exercising rights under this Agreement, (a) Shares owned by a Stockholder shall be deemed to include Shares which have been converted into Common Stock so long as such Common Stock is owned by such Stockholder and (b) all Shares held by affiliated entities or persons shall be aggregated together (provided that no shares shall be attributed to more than one entity or person within any such group of affiliated entities or persons). In determining the number of shares of Series C’ Preferred Stock, Series D’ Preferred Stock or Series E Preferred Stock owned by a Stockholder for purposes of exercising rights under this Agreement, all shares of Series C’ Preferred Stock, Series D’ Preferred Stock and Series E Preferred Stock held by affiliated entities or persons shall be aggregated together (provided that no shares shall be attributed to more than one entity or person within any such group of affiliated entities or persons).

7.	General.

7.1 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

7.2 Specific Performance. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, each Stockholder shall be entitled to specific performance of the agreements and obligations of the Company hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

7.3 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts (without reference to the conflicts of law provisions thereof that would require the application of laws of any other jurisdiction).

7.4 Notices. All notices, requests, consents and other communications under this Agreement shall be in writing and shall be deemed delivered (i) three business days after being sent by registered or certified mail, return receipt requested, postage prepaid or (ii) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case to the intended recipient as set forth below:

If to the Company, at

Chiasma, Inc.

831 Beacon St.

Suite 313

Newton Centre, MA 02459

Attention: Chief Executive Officer

or at such other address as may have been furnished in writing by the Company to the other parties hereto,

with a copy to:

Latham & Watkins LLP

John Hancock Tower, 27th Floor

200 Clarendon Street

Boston, Massachusetts 02116

Attention: Peter N. Handrinos, Esq.; or

If to a Purchaser, at its address set forth on Exhibit A (with copies as set forth therein), or at such other address as may have been furnished in writing by such Purchaser to the other parties hereto; or

If to an Existing Preferred Stockholder, at its address set forth on Exhibit B (with copies as set forth therein), or at such other address as may have been furnished in writing by such Existing Preferred Stockholder to the other parties hereto; or

If to a Common Stockholder, at its address set forth on Exhibit C (with copies as set forth therein), or at such other address as may have been furnished in writing by such Common Stockholder to the other parties hereto.

Any party may give any notice, request, consent or other communication under this Agreement using any other means (including, without limitation, personal delivery, messenger service, facsimile, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended. Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section 7.4.

7.5 Complete Agreement. This Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter, including without limitation the Prior Agreement.

7.6 Amendments and Waivers. This Agreement may be amended or terminated and the observance of any term of this Agreement may be waived with respect to all parties to this Agreement (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company, the Stockholders holding Registrable Shares representing a majority of the voting power of all Registrable Shares then held by the Stockholders and the Investor Majority; provided that any amendment, termination or waiver to the terms of Section 2 (or a defined term used therein) that occurs after the closing of the Initial Public Offering shall instead require the written consent of the Company, the Purchasers holding Registrable Shares representing a majority of all Registrable Shares then held by the Purchasers and the Stockholders holding Registrable Shares representing a majority of all Registrable Shares then held by the Stockholders. Notwithstanding the foregoing, (a) this Agreement may not be amended or terminated and the observance of any term hereunder may not be waived with respect to any Purchaser, Qualified Purchaser, Stockholder, Existing Preferred Stockholder or Common Stockholder without the written consent of such Purchaser, Qualified Purchaser, Stockholder, Existing Preferred Stockholder or Common Stockholder, as the case may be, unless such amendment, termination or waiver applies to all Purchasers, Qualified Purchasers, Stockholders, Existing Preferred Stockholders or Common Stockholders, as the case may be, in the same fashion (it being agreed that a waiver of the provisions of Section 3 with respect to a particular transaction shall be deemed to apply to all Qualified Purchasers in the same fashion if such waiver does so by its terms, notwithstanding the fact that certain Qualified Purchasers may nonetheless, by agreement with the Company, purchase securities in such transaction); (b) this Agreement may not be amended, and the observance of any term of this Agreement may not be waived, without the written consent of the holders of at least 75% of the then outstanding shares of Series D’ Preferred Stock then held by the Purchasers (the “Special Series D’ Vote”), if such amendment or waiver would materially alter the rights of the Series D’ Preferred; (c) this Agreement may not be amended, and the observance of any term of this Agreement may not be waived, without the written consent of the holders of a majority of the then outstanding shares of Series E Preferred Stock then held by the Purchasers (the “Special Series E Vote”), if such amendment or waiver would materially alter the rights of the Series E Preferred; and (d) prior to December 31, 2014, Section 3.1(j) of this Agreement may not be amended or terminated and the observance of any term thereunder may not be waived without, prior to the distribution of Shares by F2 and/or F3 to their respective equity holders, the written consent of F2 and F3 and, after such distribution, the respective equity holders of F2 and/or F3 that received the Shares distributed by F2 and/or F3, as the case may be. For the sake of clarity, neither the Special Series D’ Vote nor the Special Series E Vote shall be required for any amendment or modification to this Agreement to add additional investors or provide for a new class or series of preferred stock in connection with a financing. The Company shall give prompt written notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination or waiver. Any amendment, termination or waiver effected in accordance with this Section 7.6 shall be binding on all parties hereto, even if they do not consent thereto. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

7.7 Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

7.8 Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same document. This Agreement may be executed by facsimile signatures or other electronic means.

7.9 Section Headings and References. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties. Any reference in this agreement to a particular section or subsection shall refer to a section or subsection of this Agreement, unless specified otherwise.

7.10 Additional Parties.

(a) Notwithstanding anything to the contrary contained herein, if the Company issues additional shares of Preferred Stock after the date hereof to a person or entity not already a party to this Agreement, as a condition to the issuance of such shares the Company shall require that such person or entity become a party to this Agreement by executing and delivering a counterpart signature page hereto agreeing to be bound by and subject to the terms of this Agreement as an Existing Preferred Stockholder (and if such person or entity purchased Series C’ Preferred Stock, Series D’ Preferred Stock or Series E Preferred Stock, a Purchaser) hereunder. Each such person or entity shall thereafter be deemed an Existing Preferred Stockholder (and if such person or entity purchased Series C’ Preferred Stock, Series D’ Preferred Stock or Series E Preferred Stock, a Purchaser) for all purposes under this Agreement. The Company shall have the ability to amend Exhibit B (and Exhibit A, if applicable) to add contact information regarding such additional Existing Preferred Stockholder without obtaining the consent of any other party to this Agreement.

(b) In the event that after the date of this Agreement, the Company enters into an agreement with any person to issue shares of capital stock to such person (other than to a purchaser of Preferred Stock described in Section 7.10(a) above), following which such person shall hold shares of the Company’s capital stock representing on an as-converted to common stock basis two percent (2%) or more of the Company’s then outstanding capital stock (treating for this purpose all shares of Common Stock issuable upon exercise of or conversion of outstanding options, warrants or convertible securities, as if exercised and/or converted or exchanged), then the Company shall cause such person, as a condition precedent to entering into such agreement, to become a party to this Agreement by executing and delivering a counterpart signature page hereto agreeing to be bound by and subject to the terms of this Agreement as a Common Stockholder hereunder. Each such person shall thereafter be deemed a Common Stockholder for all purposes under this Agreement. The Company shall have the ability to amend Exhibit C to add contact information regarding such additional Common Stockholder without obtaining the consent of any other party to this Agreement.

7.11 Submission to Jurisdiction. Each of the parties (a) submits to the jurisdiction of any state or federal court sitting in Boston, Massachusetts or Wilmington, Delaware in any action or proceeding arising out of or relating to this Agreement, (b) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (c) waives any claim of inconvenient forum or other challenge to venue in any such court, (d) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court and (e) waives any right it may have to a trial by jury with respect to any action or proceeding arising out of or relating to this Agreement. Each party agrees to accept service of any summons, complaint or other initial pleading made in the manner provided for the giving of notices in Section 7.4, provided that nothing in this Section 7.11 shall affect the right of any party to serve such summons, complaint or other initial pleading in any other manner permitted by law.

7.12 Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

[Remainder of Page Intentionally Left Blank]

Executed as of the date first written above.

CHIASMA, INC.

By:	/s/ Roni Mamluk
Name:	Roni Mamluk, Ph.D.
Title:	Chief Executive Officer and President

[Signature Page to Amended and Restated Investor Rights Agreement]

ARCH VENTURE FUND VI, L.P.
By:	ARCH Venture Partners VI, L.P., its General Partner
By:	ARCH Venture Partners VI, LLC, its General Partner

By:	/s/ Clinton W. Bybee
Name:	Clinton W. Bybee
Title:	Managing Director

F2 CAPITAL I 2014 LIMITED

By:	/s/ Vanessa Briceno
Name:	Vanessa Briceno, Clambake Limited
Title:	Director of Corporate Directors

By:	/s/ Vincent McCartney
Name:	Vincent McCartney, Cellar Limited,
Title:	Director of Corporate Directors

F2 VENTURE CAPITAL PARTNERSHIP, L.P.
By:	F2 CAPITAL LIMITED, its General Partner

By:	/s/ Bard J. Geesaman
Name:	Bard J. Geesaman
Title:	Partner

F3 VENTURE CAPITAL PARTNERSHIP, L.P.
By:	F3 CAPITAL LIMITED, its General Partner

By:	/s/ Bard J. Geesaman
Name:	Bard J. Geesaman
Title:	Partner

7 MED HEALTH VENTURES LP
By:	7 HEALTH VENTURES, its General Partner

By:	/s/ Dror Brandwein
Name:	Dror Brandwein
Title:	Chief Executive Officer

[Signature Page to Amended and Restated Investor Rights Agreement]

MPM BIOVENTURES IV-QP, L.P.

By:	MPM BIOVENTURES IV GP LLC, its General Partner
By:	MPM BIOVENTURES IV LLC, its Managing Member

By:	/s/ Todd Foley
Name:	Todd Foley
Title:	Member

MPM BIOVENTURES IV GMBH & CO. BETEILIGUNGS KG
By:	MPM BIOVENTURES IV GP LLC, in its capacity as the Managing Limited Partner
By:	MPM BIOVENTURES IV LLC, its Managing Member

By:	/s/ Todd Foley
Name:	Todd Foley
Title:	Member

MPM ASSET MANAGEMENT INVESTORS BV4 LLC
By:	MPM BIOVENTURES IV LLC, its Manager

By:	/s/ Todd Foley
Name:	Todd Foley
Title:	Member

MPM BIO IV NVS STRATEGIC FUND, L.P.
By:	MPM BIOVENTURES IV GP LLC, its General Partner
By:	MPM BIOVENTURES IV LLC, its Managing Member

By:	/s/ Todd Foley
Name:	Todd Foley
Title:	Member

[Signature Page to Amended and Restated Investor Rights Agreement]

ABINGWORTH BIOVENTURES V LP, acting by
Its Manager Abingworth LLP

By:	/s/ James Abell
Name:	James Abell
Title:	Partner

L. SCOTT MINICK AND BETH R. MINICK,
AS TRUSTEES OF THE MINICK FAMILY TRUST

By:	/s/ L. Scott Minick
Name:	L. Scott Minick
Title:	Trustee

By:	/s/ Beth R. Minick
Name:	Beth R. Minick
Title:	Trustee

GLOBEWAYS HOLDINGS LIMITED

By:	/s/ Barbara Bianchi
Name:	Barbara Bianchi, Clambake Limited
Title:	as Alternate Director to Barbara Haldi Director of Corporate Directors

By:	/s/ Vanessa Briceno Ramos
Name:	Vanessa Briceno Ramos, Cellar Limited
Title:	Director of Corporate Directors

/s/ Fredric D. Price
Fredric D. Price

/s/ Sam Teichman
Sam Teichman

/s/ Scott Minick
Scott Minick

[Signature Page to Amended and Restated Investor Rights Agreement]

EXHIBIT A

Purchasers

MPM BioVentures IV-QP, L.P. 200 Clarendon Street, 54th Floor Boston, MA 02116	MPM Bio IV NVS Strategic Fund, L.P. 200 Clarendon Street, 54th Floor Boston, MA 02116

MPM Asset Management Investors BV4 LLC 200 Clarendon Street, 54th Floor Boston, MA 02116	MPM BioVentures IV GmbH & Co. Beteiligungs KG 200 Clarendon Street, 54th Floor Boston, MA 02116

F2 Capital I 2014 Limited Sterling Group Suite 205A Safrrey Square Bay Street P.O. Box N-9934 Nassau, Bahamas with a copy to: Wilmer Cutler Pickering Hale and Dorr LLP 60 State Street Boston, MA 02109	Abingworth Bioventures V LP Abingworth LLP 38 Jermyn Street London SW1Y 6DN United Kingdom Attn: General Counsel

ARCH Venture Fund VI, L.P. 8725 West Higgins Road, Suite 290 Chicago, IL 60631	7 Med Health Ventures LP 16B Shenkar Street, P.O.B. 12327 Herzliya Pituach 46733 Israel

Sam Teichman	Globeways Holdings Limited Rue du Seyon 2, PO Box 2048 2001 Neuchatel SWITZERLAND
L. Scott Minick and Beth R. Minick, as Trustees of the Minick Family Trust

A-1

EXHIBIT B

Existing Preferred Stockholders

MPM BioVentures IV-QP, L.P. 200 Clarendon Street, 54th Floor Boston, MA 02116	MPM Bio IV NVS Strategic Fund, L.P. 200 Clarendon Street, 54th Floor Boston, MA 02116

MPM Asset Management Investors BV4 LLC 200 Clarendon Street, 54th Floor Boston, MA 02116	MPM BioVentures IV GmbH & Co. Beteiligungs KG 200 Clarendon Street, 54th Floor Boston, MA 02116

F2 Venture Capital Partnership L.P.

Sterling Group

Suite 205A Safrrey Square

Bay Street

P.O. Box N-9934

Nassau, Bahamas

with a copy to:

Wilmer Cutler Pickering Hale and Dorr LLP

60 State Street

Boston, MA 02109

F3 Venture Capital Partnership L.P.

Sterling Group

Suite 205A Safrrey Square

Bay Street

P.O. Box N-9934

Nassau, Bahamas

with a copy to:

Wilmer Cutler Pickering Hale and Dorr LLP

60 State Street

Boston, MA 02109

Abingworth Bioventures V LP Abingworth LLP 38 Jermyn Street London SW1Y 6DN United Kingdom Attn: General Counsel	ARCH Venture Fund VI, L.P. 8725 West Higgins Road, Suite 290 Chicago, IL 60631

Globeways Holdings Limited Rue du Seyon 2, PO Box 2048 2001 Neuchatel SWITZERLAND	Priestley Pitblado Trust Flag House, Market Hill St Aubin JE3 8AE JERSEY

B-1

7 Med Health Ventures LP 16B Shenkar Street, P.O.B. 12327 Herzliya Pituach 46733 Israel	GE Capital Equity Investments c/o GE Healthcare Financial Services Two Bethesda Metro Center, Suite 600 Bethesda, MD 20814

Ofer Hi Tech Investments Ltd. (as transferee of Orlin Technologies Ltd.) P.O. Box 1509 Matam, Haifa 31905, Israel

Yissum Research Development Company of The Hebrew University of Jerusalem

Hi Tech Park

Edmond J. Safra Campus,

Givat Ram

Jerusalem 91390, Israel

with a copy to:

E.S. Shimron, I. Molho, Persky & Co.

Technology Park, Building 1

Manahat, Jerusalem 91487, Israel

Scott Minick
Fredric D. Price

Sam Teichman

B-2

EXHIBIT C

Common Stockholders

Yissum Research Development Company

of The Hebrew University of Jerusalem

Hi Tech Park

Edmond J. Safra Campus,

Givat Ram

Jerusalem 91390, Israel

with a copy to:

E.S. Shimron, I. Molho, Persky & Co.

Technology Park, Building 1

Manahat, Jerusalem 91487, Israel

HIB Inc. c/o Abacus Trust Management Services Ltd. Road Town, Tortola British Virgin Islands with a copy to: Dr. Avi Alter & Co. Law Offices 8 Shaul Hamelech Blvd. Tel Aviv 64733, Israel

Scheer & Company, Inc. 250 West Main Street Branford, Connecticut 06405	Ofer Hi Tech Investments Ltd. (as transferee of Orlin Technologies Ltd.) P.O. Box 1509 Matam, Haifa 31905, Israel

Einat Cohen	Guy Yachin

Sam Teichman

C-1

OMNIBUS AMENDMENT AGREEMENT

THIS OMNIBUS AMENDMENT AGREEMENT (this “Amendment”), dated as of February 26, 2015, amends: (i) that certain Series E Convertible Preferred Stock Purchase Agreement, dated as of December 16, 2014, by and among Chiasma, Inc., a Delaware corporation (the “Company”), and the other parties thereto (the “Purchase Agreement”); (ii) that certain Amended and Restated Investor Rights Agreement, dated as of December 16, 2014, by and among the Company and the other parties thereto (the “Investor Rights Agreement”); (iii) that certain Amended and Restated Right of First Refusal and Co-Sale Agreement, dated as of December 16, 2014, by and among the Company and the other parties thereto (the “Right of First Refusal and Co-Sale Agreement”); and (iv) that certain Amended and Restated Stockholders’ Voting Agreement, dated as of December 16, 2014, by and among the Company and the other parties thereto (the “Voting Agreement”, and collectively with the Purchase Agreement, the Investor Rights Agreement and the Right of First Refusal and Co-Sale Agreement, the “Agreements”).

WHEREAS, the undersigned desire to amend each of the Agreements in the manner set forth herein.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agree as follows:

1.	Amendment of Purchase Agreement

Acting in accordance with Section 7.10 of the Purchase Agreement, the Company and the holders of a majority of the shares of Series E Preferred (as defined in the Purchase Agreement) held by the Purchasers (as defined in the Purchase Agreement), hereby agree as follows:

(a) The first recital to the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“WHEREAS, the Company wishes to issue and sell to the Purchasers an aggregate of up to 80,774,458 shares of the authorized but unissued Series E Convertible Preferred Stock, $0.01 par value per share, of the Company (the “Series E Preferred”);”

(b) The first sentence of Section 1.1 of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“The Company has duly authorized the sale and issuance, pursuant to the terms of this Agreement, of up to 80,774,458 shares of Series E Preferred, having the rights, privileges, preferences and restrictions set forth in the Amended and Restated Certificate of Incorporation of the Corporation attached hereto as Exhibit E (as amended, the “Restated Certificate”).”

(c) The first sentence of Section 1.2 of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“Subject to the terms and conditions of this Agreement, at the Closing (as defined below), the Company will sell and issue to the Purchasers, and the Purchasers will purchase, (i) an aggregate of up to 80,774,458 shares of Series E Preferred for the purchase price of $1.00 per share (the “Series E Purchase Price”), and (ii) warrants, in substantially the form attached hereto as Exhibit F, to purchase an aggregate of up to 20,193,614 shares of Common Stock at an exercise price of $1.00 per share (collectively, the “Warrants”).”

(d) The first sentence of Section 2.2 of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“After the Initial Closing, the Company may sell, on the same terms and conditions as those contained in this Agreement, including the closing conditions set forth in Sections 5.1 and 5.2, up to 46,999,695 additional shares (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or similar recapitalization affecting such shares) of Series E Preferred (the “Additional Shares”), and Warrants to one or more purchasers (the “Additional Purchasers”), provided that (i) such subsequent sale is consummated on or prior to March 6, 2015 and (ii) each Additional Purchaser shall become a party to the Ancillary Agreements (as defined below), by executing and delivering a counterpart signature page to each of the Ancillary Agreements.”

(e) The references to “Restated Certificate” in (i) Section 3.3 of the Purchase Agreement shall mean the Amended and Restated Certificate of Incorporation of the Company filed with the Secretary of State of the State of Delaware on December 15, 2014 and (ii) Section 3.6(a)(i) of the Purchase Agreement, with respect to each Closing other than the Initial Closing, shall mean the Amended and Restated Certificate of Incorporation of the Company filed with the Secretary of State of the State of Delaware on December 15, 2014, as amended and/or restated as of the date of such Closing.

(f) Section 5.2(a) of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“(a) the Company shall have delivered to the Purchasers the Disclosure Schedule, dated as of such Closing;”

(g) Section 5.2(h) of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“(h) Latham & Watkins LLP, U.S. Counsel to the Company, shall have delivered to the Purchasers an opinion, dated as of such Closing, in substantially the form attached hereto as Exhibit I;”

(h) Section 5.2(i) of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“(i) Pearl Cohen Zedek Latzer Baratz, Israeli Counsel to the Subsidiary, shall have delivered to the Purchasers an opinion, dated as of such Closing, in substantially the form attached hereto as Exhibit J;”

(i) Section 5.2(j) of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“(j) the representations and warranties of the Company set forth in Section 3, except as disclosed by the Company in the Disclosure Schedule, shall be true and correct as of the date of such Closing as if made on the date of such Closing, except for those representations and warranties that address matters only as of a particular date (which shall be true and correct as of such date); provided, however, in connection with the sale of Additional Shares to an Additional Purchaser pursuant to Section 2.2, the representations and warranties of the Company set forth in Sections 3.3(a), 3.3(b) and 3.11(d) hereof shall be true and correct as of the date of such Closing (assuming for this purpose that the references to the “Initial Closing” in such sections shall mean the date of such Closing);”

(j) Section 5.2(m) of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“(m) the Company shall have delivered to each of the Purchasers that has tendered full payment to the Company for the number of shares of Series E Preferred set forth opposite such Purchaser’s name under the heading “No. of Shares of Series E Preferred” on Exhibit A hereto (i) a certificate registered in the name of such Purchaser for such number of shares of Series E Preferred and (ii) a Warrant for the number of shares of Common Stock, if any, set forth opposite such Purchaser’s name under the heading “No. of Warrants” on Exhibit A hereto; provided, however, that each Purchaser advised or subadvised by Fidelity Management & Research Company (“Fidelity”) or one of its affiliates (each such Purchaser, a “Fidelity Investor”) shall not be required to send its payment by wire transfer for the Shares being purchased by such Fidelity Investor, as applicable, until it (or its designated custodian per its delivery instructions) confirms receipt of the stock certificate representing its Shares and a fully executed original copy of its Warrant.”

(k) Section 7.3 of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“7.3 Expenses. Each party shall pay all fees and disbursements of its counsel in connection with the negotiation and preparation of this Agreement and the Ancillary Documents and the consummation of the transactions contemplated hereby and thereby. Notwithstanding the foregoing: (i) at the Initial Closing, the Company shall reimburse F2 Capital I 2014 Limited for reasonable fees and expenses incurred in the negotiation and preparation of this Agreement and the Ancillary Documents and the consummation of the transactions contemplated hereby and thereby, in an amount not to exceed $50,000 in the aggregate, as well as all such reasonable expenses incurred in connection with any future amendments, modifications, or waivers to this Agreement or any Ancillary Document; and (ii) at any Closing following the Initial Closing, the Company shall pay the reasonable fees and expenses of counsel to the Fidelity Investors incurred in connection with such counsel’s due diligence review of the Company, the negotiation and preparation of any amendments, modifications, or waivers to this Agreement or any Ancillary Document and the consummation of the transactions contemplated hereby and thereby, in an amount not to exceed $35,000 in the aggregate, as well as all such reasonable expenses incurred in connection with any future amendments, modifications, or waivers to this Agreement or any Ancillary Document.”

(l) Section 7.4 of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“7.4 Brokers. The Company and each Purchaser (a) represents and warrants to the other parties hereto that he, she or it has not retained a finder or broker in connection with the transactions contemplated by this Agreement and (b) will indemnify and save the other parties harmless from and against any and all claims, liabilities or obligations with respect to brokerage or finders’ fees or commissions, or consulting fees in connection with the transactions contemplated by this Agreement asserted by any person on the basis of any statement or representation alleged to have been made by such indemnifying party. Notwithstanding anything to the contrary set forth herein, the foregoing clause (b) shall not apply to any Fidelity Investor and the Company shall not have any obligation under the foregoing clause (b) to any Fidelity Investor.”

(m) A new Section 7.16 is hereby added to the Purchase Agreement, to read as follows:

“7.16 No Promotion. The Company agrees that it will not, and shall cause each of its subsidiaries to not, without the prior written consent of Fidelity, use in advertising, or otherwise use publicly, the name of any Fidelity Investor or Fidelity, or any partner or employee of Fidelity or any Fidelity Investor, nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by Fidelity, any Fidelity Investor or any of their respective affiliates. The Company further agrees that it shall obtain the written consent of Fidelity prior to the Company’s issuance of any public statement detailing the purchase of Shares by Fidelity Investors pursuant to this Agreement. Anything herein to the contrary notwithstanding, this Section 7.16 shall not be amended without the prior written consent of each Fidelity Investor. Notwithstanding the foregoing, this Agreement and any other agreement to which the Company and a Fidelity Investor is a party may be filed by the Company with the Securities and Exchange Commission.”

2.	Amendment of Investor Rights Agreement

Acting in accordance with Section 7.6 of the Investor Rights Agreement, the Company, the Stockholders (as defined in the Investor Rights Agreement) holding Registrable Shares (as defined in the Investor Rights Agreement) representing a majority of the voting power of all Registrable Shares held by the Stockholders and the Investor Majority (as defined in the Investor Rights Agreement), hereby agree as follows:

(a) The references to “Purchase Agreement” in the Investor Rights Agreement shall mean the Purchase Agreement (as defined in the Investor Rights Agreement), as amended by this Amendment.

(b) Section 1 of the Investor Rights Agreement is hereby amended by amending and restating the definition of “Investor Majority” therein to read as follows:

““Investor Majority” means the holders of shares representing at least sixty-eight percent (68%) of the voting power of the then outstanding shares of Series C’ Preferred Stock, Series D’ Preferred Stock and Series E Preferred Stock, voting together as a single class.”

(c) The first sentence of Section 2.2 of the Investor Rights Agreement is hereby amended and restated in its entirety to read as follows:

“Whenever the Company proposes to file a Registration Statement (other than a Registration Statement filed pursuant to Section 2.1 or relating to the Initial Public Offering) at any time and from time to time, it will, prior to such filing, give written notice to all Stockholders of its intention to do so.”

(d) Section 4.3(a) of the Investor Rights Agreement is hereby amended and restated in its entirety to read as follows:

“(a) The Company shall deliver to (i) each Purchaser and Existing Preferred Stockholder owning, or committing to purchase under the Purchase Agreement, not less than an aggregate of 5,000,000 shares of Series C’ Preferred Stock, Series D’ Preferred Stock and/or Series E Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such shares) and (ii) each Purchaser owning shares of capital stock of the Company and advised or subadvised by Fidelity Management & Research Company or one of its affiliates (each such Purchaser, a “Fidelity Investor”):

(i) within 90 days after the end of each fiscal year of the Company, an audited balance sheet of the Company as at the end of such year and audited statements of income and of cash flows of the Company for such year, certified by certified public accountants of established national reputation selected by the Company, and prepared in accordance with generally accepted accounting principles consistently applied;

(ii) within 45 days after the end of each fiscal quarter of the Company (other than the fourth quarter), an unaudited balance sheet of the Company as at the end of such quarter, and unaudited statements of income and of cash flows of the Company for such fiscal quarter and for the current fiscal year to the end of such fiscal quarter;

(iii) as soon as practicable, but in any event 30 days before the end of each fiscal year, a budget and business plan for the next fiscal year, approved by the Board and prepared on a quarterly basis, including projected revenues, expenses and cash positions for such quarters and, promptly after prepared, any other budgets or revised budgets prepared by the Company;

(iv) promptly following the end of each of the first three (3) quarters of each fiscal year of the Company, an updated fully diluted as-converted capitalization table of the Company;

(v) such other notices, information and data with respect to the Company as the Company delivers to the holders of its capital stock at the same time it delivers such items to such holders; and

(vi) with reasonable promptness, such other information and data as such Purchaser, Existing Preferred Stockholder or Fidelity Investor may from time to time reasonably request.”

(e) A new Section 4.3(c) is hereby added to the Investor Rights Agreement, to read as follows:

“(c) For so long as the Fidelity Investors own the shares of Series E Preferred Stock purchased by the Fidelity Investors under the Purchase Agreement, the Company shall give to each Fidelity Investor copies of all notices, minutes, consents and other materials that it provides to the Board at the same time and in the same manner as provided to the Board; provided, however, that the Fidelity Investors shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and provided further, that the Company reserves the right to withhold any such information if (i) the disclosure of such information to a third party could render the Company unable to comply with requirements under the Securities Act or Exchange Act, (ii) access to such information could adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets or result in a conflict of interest, or (iii) such Fidelity Investor is a competitor of the Company. Notwithstanding anything else in this Section 4.3(c) to the contrary, the Company may cease providing the information set forth in this Section 4.3(c) during the period starting with the date sixty (60) days before the Company’s good-faith estimate of the date of submission or filing of a registration statement if it reasonably concludes it must do so to comply with the Commission rules applicable to such registration statement and related offering; provided that the Company’s covenants under this Section 4.3(c) shall be reinstated at such time as the Company is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective.”

(f) Section 7.6 of the Investor Rights Agreement is hereby amended and restated in its entirety to read as follows:

“7.6 Amendments and Waivers. This Agreement may be amended or terminated and the observance of any term of this Agreement may be waived with respect to all parties to this Agreement (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company, the Stockholders holding Registrable Shares representing a majority of the voting power of all Registrable Shares then held by the

Stockholders and the Investor Majority; provided that any amendment, termination or waiver to the terms of Section 2 (or a defined term used therein) that occurs after the closing of the Initial Public Offering shall instead require the written consent of the Company, the Purchasers holding Registrable Shares representing a majority of all Registrable Shares then held by the Purchasers and the Stockholders holding Registrable Shares representing a majority of all Registrable Shares then held by the Stockholders. Notwithstanding the foregoing, (a) this Agreement may not be amended or terminated and the observance of any term hereunder may not be waived with respect to any Purchaser, Qualified Purchaser, Stockholder, Existing Preferred Stockholder or Common Stockholder without the written consent of such Purchaser, Qualified Purchaser, Stockholder, Existing Preferred Stockholder or Common Stockholder, as the case may be, unless such amendment, termination or waiver applies to all Purchasers, Qualified Purchasers, Stockholders, Existing Preferred Stockholders or Common Stockholders, as the case may be, in the same fashion (it being agreed that a waiver of the provisions of Section 3 with respect to a particular transaction shall be deemed to apply to all Qualified Purchasers in the same fashion if such waiver does so by its terms, notwithstanding the fact that certain Qualified Purchasers may nonetheless, by agreement with the Company, purchase securities in such transaction); (b) this Agreement may not be amended, and the observance of any term of this Agreement may not be waived, without the written consent of the holders of at least 75% of the then outstanding shares of Series D’ Preferred Stock then held by the Purchasers (the “Special Series D’ Vote”), if such amendment or waiver would materially alter the rights of the Series D’ Preferred; (c) this Agreement may not be amended, and the observance of any term of this Agreement may not be waived, without the written consent of the holders of a majority of the then outstanding shares of Series E Preferred Stock then held by the Purchasers (the “Special Series E Vote”), if such amendment or waiver would materially alter the rights of the Series E Preferred; (d) prior to December 31, 2014, Section 3.1(j) of this Agreement may not be amended or terminated and the observance of any term thereunder may not be waived without, prior to the distribution of Shares by F2 and/or F3 to their respective equity holders, the written consent of F2 and F3 and, after such distribution, the respective equity holders of F2 and/or F3 that received the Shares distributed by F2 and/or F3, as the case may be; and (e) any amendment, termination or waiver to the terms of Sections 2.8 and 4.3 (or a defined term used therein) in a manner adverse to any Fidelity Investor(s) shall require the written consent of the applicable Fidelity Investor(s). For the sake of clarity, neither the Special Series D’ Vote nor the Special Series E Vote shall be required for any amendment or modification to this Agreement to add additional investors or provide for a new class or series of preferred stock in connection with a financing. The Company shall give prompt written notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination or waiver. Any amendment, termination or waiver effected in accordance with this Section 7.6 shall be binding on all parties hereto, even if they do not consent thereto. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.”

3.	Amendment of Right of First Refusal and Co-Sale Agreement

Acting in accordance with Section 13.6 of the Right of First Refusal and Co-Sale Agreement, the Company, the Investors (as defined in the Right of First Refusal and Co-Sale Agreement) holding shares of Preferred Stock (as defined in the Right of First Refusal and

Co-Sale Agreement) representing a majority of the voting power of all shares of Preferred Stock held by Investors, the Stockholders (as defined in the Right of First Refusal and Co-Sale Agreement) holding Shares (as defined in the Right of First Refusal and Co-Sale Agreement) representing a majority of the voting power of all Shares then held by the Stockholders and the Investor Majority (as defined in the Right of First Refusal and Co-Sale Agreement), hereby agree as follows:

(a) The first sentence of Section 8.1 of the Right of First Refusal and Co-Sale Agreement is hereby amended and restated in its entirety to read as follows:

“If (i) any person or the Company or any other entity proposes to engage in a transaction or series of related transactions that (A) would be a Deemed Liquidation Event (as defined in the Company’s Certificate of Incorporation, as may be amended and/or restated from time to time (the “Company Certificate”)) or (B) involves the sale, to any person or entity or group of affiliated persons or entities, of shares of capital stock representing a majority of the voting power of all outstanding capital stock of the Company ((A) and (B), a “Sale of the Company”), (ii) such Sale of the Company is approved by the Board and (iii) the holders of shares representing at least sixty-eight percent (68%) of the voting power of the then outstanding shares of Series C’ Preferred Stock, Series D’ Preferred Stock and Series E Preferred Stock, voting together as a single class (the “Investor Majority”), vote in favor of or consent in writing to such Sale of the Company (including, without limitation, by means of a proxy or stockholder consent voting in favor of such transaction), then each Stockholder shall be obligated to (a) vote all of his, her or its Shares in favor of such Sale of the Company, to the extent any such vote is required for the consummation of such Sale of the Company, (b) if applicable, sell, transfer or exchange all of his, her or its Shares in connection with such Sale of the Company on the same terms as those consented to by such Investors (with appropriate adjustment to reflect the conversion of convertible securities and the preference and priorities of the Preferred Stock) and (c) execute and deliver such instruments of sale, transfer and exchange and take such other action, including, without limitation, executing any purchase agreement, merger agreement, indemnity agreement, escrow agreement or related documents, as may be reasonably required by the Company in order to carry out the terms and provisions of this Section 8.1.”

4.	Amendment of Voting Agreement

Acting in accordance with Section 10(h) of the Voting Agreement, the Company, the Stockholders (as defined in the Voting Agreement) holding Shares (as defined in the Voting Agreement) representing a majority of the voting power of all Shares then held by the Stockholders and the Investor Majority (as defined in the Voting Agreement), hereby agree as follows:

(a) The references to “Series E Purchase Agreement” in the Voting Agreement shall mean the Series E Purchase Agreement (as defined in the Voting Agreement), as amended by this Amendment.

(b) Section 1 of the Voting Agreement is hereby amended and restated in its entirety to read as follows:

“1. Voting of Shares.

(a) In any and all elections of directors of the Company (whether at a meeting or by written consent in lieu of a meeting), each Stockholder shall vote or cause to be voted all Shares (as defined below) owned by him, her, or it, or over which he, she, or it has voting control, and otherwise use his, her, or its respective best efforts, so as to fix the number of directors of the Company at nine (9) and to elect as directors:

(i) the individual then employed as the Chief Executive Officer of the Company (the “CEO Director”), which directorship shall initially be held by Roni Mamluk, provided that, if for any reason such individual shall cease to serve as the Chief Executive Officer of the Company, each of the Stockholders shall promptly vote their respective Shares (A) to remove him or her from the Board if he or she has not resigned from such position and (B) to elect the person who replaces him or her as Chief Executive Officer of the Company as the new CEO Director;

(ii) two (2) individuals designated by MPM BioVentures IV-QP, L.P., for so long as it (together with its affiliated entities) holds at least 50% of the aggregate number of shares of Series E Preferred Stock that it and its affiliated entities purchase pursuant to the Series E Purchase Agreement, who shall initially be Todd T. Foley and Ansbert K. Gadicke;

(iii) one (1) individual designated by Abingworth Bioventures V LP, for so long as it (together with its affiliated entities) holds at least 50% of the aggregate number of shares of Series E Preferred Stock that it and its affiliated entities purchase pursuant to the Series E Purchase Agreement, who shall initially be Vincent Miles;

(iv) one (1) individual designated by 7 Med Health Ventures LP, for so long as it (together with its affiliated entities) holds at least 50% of the aggregate number of shares of Series E Preferred Stock that it and its affiliated entities purchase pursuant to the Series E Purchase Agreement, who shall initially be Dror Brandwein;

(v) one (1) individual designated by ARCH Venture Fund VI, L.P., for so long as it (together with its affiliated entities) holds at least 50% of the aggregate number of shares of Series E Preferred Stock that it and its affiliated entities purchase pursuant to the Series E Purchase Agreement, who shall initially be Scott Minick;

(vi) one (1) individual designated by F2 Capital I 2014 Limited, for so long as it (together with its affiliated entities) holds at least 50% of the aggregate number of shares of Series E Preferred Stock that it and its affiliated entities purchase pursuant to the Series E Purchase Agreement, who shall initially be Bard J. Geesaman; and

(vii) two (2) individuals designated by the holders of shares representing at least sixty-eight percent (68%) of the voting power of the then outstanding shares of the Company’s Series C’ Convertible Preferred Stock, par value $0.01 per share, the Company’s Series D’ Convertible Preferred Stock, par value $0.01 per share (the “Series D’ Preferred Stock”), and Series E Preferred Stock held by the Stockholders, voting together as a single class (collectively, the “Investor Majority”), who shall initially be John A. Scarlett and David M. Stack.”

(b) Section 3 of the Voting Agreement is hereby amended and restated in its entirety to read as follows:

“3. Irrevocable Proxy and Power of Attorney. Each party to this Agreement hereby constitutes and appoints as the proxies of the party and hereby grants a power of attorney to the President of the Company and a designee of the Investor Majority, and each of them, with full power of substitution, with respect to the matters set forth in this Agreement, including without limitation, election of persons as members of the Board in accordance with Section 1 hereof and votes to increase authorized shares pursuant to Section 8 hereof, and hereby authorizes each of them to represent and to vote, if and only if the party (a) fails to vote or (b) attempts to vote (whether by proxy, in person or by written consent), in a manner which is inconsistent with the terms of this Agreement, all of such party’s Shares in favor of the election of persons as members of the Board determined pursuant to and in accordance with the terms and provisions of this Agreement or the increase of authorized shares pursuant to and in accordance with the terms and provisions of Section 8 hereof or to take any action necessary to effect Section 8 hereof. Each of the proxy and power of attorney granted pursuant to the immediately preceding sentence is given in consideration of the agreements and covenants of the Company and the parties in connection with the transactions contemplated by this Agreement and, as such, each is coupled with an interest and shall be irrevocable unless and until this Agreement terminates or expires pursuant to Section 4 hereof. Each party hereto hereby revokes any and all previous proxies or powers of attorney with respect to the Shares and shall not hereafter, unless and until this Agreement terminates or expires pursuant to Section 4 hereof, purport to grant any other proxy or power of attorney with respect to any of the Shares, deposit any of the Shares into a voting trust or enter into any agreement (other than this Agreement), arrangement or understanding with any person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of any of the Shares, in each case, with respect to any of the matters set forth herein. Notwithstanding anything herein to the contrary, the provisions of this Section 3 shall not be applicable to any Stockholder advised or subadvised by Fidelity Management & Research Company, or one of its Affiliates.”

3. Miscellaneous. Except as provided herein, each of the Agreements shall remain unchanged and in full force and effect. This Amendment may be executed in several counterparts by facsimile or other electronic means, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Amendment shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware, as to matters within the scope thereof, and the internal laws of the Commonwealth of Massachusetts (without reference to the conflicts of law provisions thereof that would require the application of laws of any other jurisdiction), as to all other matters.

[Signature Page Follows]

Executed as of the date first written above.

COMPANY:

CHIASMA, INC.

By:	/s/ Roni Mamluk, Ph.D.

Name:	Roni Mamluk, Ph.D.
Title:	Chief Executive Officer and President

STOCKHOLDERS:

ABINGWORTH BIOVENTURES V LP, acting by ABINGWORTH LLP, its Manager

By:	/s/ James Abell

Name:	James Abell
Title:	Partner

ARCH VENTURE FUND VI, L.P.
By: ARCH Venture Partners VI, L.P., its General Partner
By: ARCH Venture Partners VI, LLC, its General Partner

By:	/s/ Robert Nelsen

Name:	Robert Nelsen
Title:	Managing Director

F2 CAPITAL I 2014 LIMITED

By:	/s/ Barbara Bianchi

Name:	Barbara Bianchi, Clambake Limited
Title:	as Alternate Director to Barbara Haldi

By:	/s/ Vanessa Briceno Ramos

Name:	Vanessa Briceno Ramos, Cellar Limited
Title:	Director of Corporate Directors

F2 VENTURE CAPITAL PARTNERSHIP, L.P.
By: F2 CAPITAL LIMITED, its General Partner

By:	/s/ Bard Geesaman

Name:	Bard Geesaman
Title:	Partner

OMNIBUS AMENDMENT AGREEMENT

F3 VENTURE CAPITAL PARTNERSHIP, L.P.
By: F3 CAPITAL LIMITED, its General Partner

By:	/s/ Bard Geesaman

Name:	Bard Geesaman
Title:	Partner

GLOBEWAYS HOLDINGS LIMITED

By:	/s/ Vanessa Briceno Ramos

Name:	Vanessa Briceno Ramos, Cellar Limited
Title:	Director of Corporate Directors

By:	/s/ Barbara Bianchi

Name:	Barbara Bianchi, Clambake Limited
Title:	as Alternate Director to Barbara Haldi

OMNIBUS AMENDMENT AGREEMENT

ICENIC LIMITED

Derek Priestley
The Flag house
Market hill.
St. Aubin
Jersey, JE3 8AE
Occupation: Director of Icenic Limited

Signature:	/s/ M. Waterhouse

Witness:	M. Waterhouse
Witness address:	Bank Farm Oldcastle Malpas UK

L. SCOTT MINICK AND BETH R. MINICK, AS TRUSTEES OF THE MINICK FAMILY TRUST

By:	/s/ L. Scott Minick

Name:	L. Scott Minick
Title:	Trustee

OMNIBUS AMENDMENT AGREEMENT

MPM BIOVENTURES IV-QP, L.P.
By: MPM BIOVENTURES IV GP LLC, its General Partner
By: MPM BIOVENTURES IV LLC, its Managing Member

By:	/s/ Todd Foley

Name:	Todd Foley
Title:	Member

MPM BIOVENTURES IV GMBH & CO. BETEILIGUNGS KG
By:	MPM BIOVENTURES IV GP LLC, in its capacity as the Managing Limited Partner
By:	MPM BIOVENTURES IV LLC, its Managing Member

By:	/s/ Todd Foley

Name:	Todd Foley
Title:	Member

MPM ASSET MANAGEMENT INVESTORS BV4 LLC
By: MPM BIOVENTURES IV LLC, its Manager

By:	/s/ Todd Foley

Name:	Todd Foley
Title:	Member

MPM BIO IV NVS STRATEGIC FUND, L.P.
By: MPM BIOVENTURES IV GP LLC, its General Partner
By: MPM BIOVENTURES IV LLC, its Managing Member

By:	/s/ Todd Foley

Name:	Todd Foley
Title:	Member

OMNIBUS AMENDMENT AGREEMENT

FIDELITY SELECT PORTFOLIOS:
BIOTECHNOLOGY PORTFOLIO

By:	/s/ Stacie M. Smith

Name:	Stacie M. Smith
Title:	Authorized Signatory

FIDELITY ADVISOR SERIES VII:
FIDELITY ADVISOR BIOTECHNOLOGY FUND

By:	/s/ Stacie M. Smith

Name:	Stacie M. Smith
Title:	Authorized Signatory

PYRAMIS LIFECYCLE BLUE CHIP GROWTH
COMMINGLED POOL
By:	Pyramis Global Advisors Trust Company, as Trustee

By:	/s/ Richard Synod

Name:	Richard Synod
Title:	Director

FIDELITY SECURITIES FUND:
FIDELITY SERIES BLUE CHIP GROWTH FUND

By:	/s/ Stacie M. Smith

Name:	Stacie M. Smith
Title:	Authorized Signatory

FIDELITY SECURITIES FUND:
FIDELITY BLUE CHIP GROWTH FUND

By:	/s/ Stacie M. Smith

Name:	Stacie M. Smith
Title:	Authorized Signatory

OMNIBUS AMENDMENT AGREEMENT

PRIESTLEY PITBLADO TRUST

By:	/s/ Derek Priestley

Name:	Derek Priestley
Title:	Trustee

ROCK SPRINGS CAPITAL MASTER FUND LP
By: Rock Springs GP LLC, its General Partner

By:	/s/ Graham McPhail

Name:	Graham McPhail
Title:	Managing Director

7 MED HEALTH VENTURES LP
By: 7 HEALTH VENTURES, its General Partner

By:	/s/ Dror Brandwein

Name:	Dror Brandwein
Title:	CEO

SOFINNOVA VENTURE PARTNERS IX, L.P.
By:	Sofinnova Management IX, L.L.C., its General Partner

By:	/s/ Michael F. Powell

Name:	Michael F. Powell
Title:	Managing Member

OMNIBUS AMENDMENT AGREEMENT

/s/ Scott Minick

Scott Minick

/s/ Fredric D. Price

Fredric D. Price

/s/ Sam Teichman

Sam Teichman

/s/ Ruth Werthaimer

Ruth Werthaimer

OMNIBUS AMENDMENT AGREEMENT